SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2005

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2005, the Board of Directors of FindWhat.com, Inc. (the “Company”) approved compensation for its directors for fiscal year 2005, including the following:

•	a one-time stock option grant on March 1, 2005 under the Company’s 2004 Stock Incentive Plan to purchase 12,500 shares of Company common stock at a per share exercise price equal to the then market value of such shares to each non-employee director of the Company;
•	a cash fee of $2,000 per director for each Board of Directors Meeting attended in person;
•	a cash fee of $500 per director for each telephonic Board of Directors Meeting attended;
•	a cash fee of $1,000 per committee member for each Committee meeting attended in person, except for the Audit Committee Chairman who will receive $2,000 per meeting; and
•	a cash fee of $500 per committee member for each telephonic Committee meeting attended, except for the Audit Committee Chairman who will receive $1,000 per meeting.

Officers of the Company who are Board members do not receive any compensation for Board service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.

Date: February 24, 2005	By:	/s/ Craig A. Pisaris-Henderson
Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer